UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2011

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

On February 24, 2011, Inland Western Retail Real Estate Trust, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”).  At the Special Meeting, the stockholders voted on (1) a proposal to approve an amendment and restatement of the Company’s charter (the “Charter Amendment”) and (2) a proposal to permit the Board of Directors of the Company to adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of the Charter Amendment proposal if there are not sufficient votes for the proposal. The foregoing proposals were described in detail in the Company’s definitive proxy materials previously filed with the Securities and Exchange Commission on December 8, 2010.

All of the proposals were approved by the Company’s stockholders at the Special Meeting. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Proposal to approve the Charter Amendment	295,000,278	7,283,227	8,882,074	0
Proposal to adjourn the Special Meeting	291,650,875	10,160,771	9,353,933	0

Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL
ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: February 24, 2011		General Counsel and Secretary